AS Impact

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the reference to our firm under the caption  "Independent  Auditors"  and to the use of our report dated  February 11,
2000 relating to American  Skandia Life Assurance  Corporation  included in the  Registration  Statement (Form N-4 No. 33-86866) and
related Prospectus,  which is part of this Registration Statement,  and to the use of our report dated February 11, 2000 relating to
American  Skandia Life  Assurance  Corporation  Variable  Account B - Class 3 appearing in the Statement of Additional  Information, which is also part of this Registration Statement.

We also  consent  to  incorporation  by  reference  herein of our report  dated  February  11,  2000 with  respect to the  financial statements  of American  Skandia  Life  Assurance  Corporation  at December 31, 1999 and 1998 and for each of the three years in the period  ended  December  31,  1999,  included in the Annual  Report  (Form  10-K) for 1999 filed with the  Securities  and  Exchange
Commission.

                                                              /s/ Ernst & Young LLP

Hartford, Connecticut
February 14, 2001